                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               QLOGIC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1997

To the Stockholders of QLOGIC CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation (the "Company"), which will be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California, at 10:00 a.m., California time, on Tuesday, September 23, 1997, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

          1. To elect a board of five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

          2. To approve amendments to the Stock Awards Plan (a) to increase the number of shares of Common Stock reserved for issuance thereunder by 375,000 shares and (b) to establish limits on the number of awards that may be issued to a participant thereunder in a calendar year;

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock at the close of business on August 8, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Manning
                                          Secretary

Costa Mesa, California
August 20, 1997

                               QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

          APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO STOCKHOLDERS:
                                AUGUST 28, 1997

     The following information is in connection with the solicitation of proxies for the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation (the "Company"), to be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California, at 10:00 a.m., California time, on Tuesday, September 23, 1997, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. In that connection, the Company has retained Corporate Investor Communications Incorporated, New York, New York, to deliver soliciting materials to such record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The cost of these services, excluding out-of-pocket expenses, is not expected to exceed $4,000. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all five of the nominee-directors specified herein, FOR the approval of the amendments of the Stock Awards Plan and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1998, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to amend the Stock

Awards Plan and to ratify the selection of KPMG Peat Marwick LLP will have no effect on the vote for such proposals except to the extent the number of shares not voted causes the number of shares voted in favor of such proposals not to equal or exceed a majority of the shares present or represented and entitled to vote at the Meeting (in which case such proposals would not be approved).

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                               VOTING SECURITIES

     The Company has outstanding only common stock, of which 5,881,711 shares were outstanding as of the close of business on August 8, 1997 (the "Record Date"). This number does not include 2,645,000 shares of common stock issued after the Record Date pursuant to a public offering consummated on August 13, 1997. Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote. Stockholders purchasing in the public offering closed August 13, 1997 are invited to attend the Meeting but will not be entitled to vote the shares issued after the Record Date.

     Representation at the Meeting by the holders of a majority of the outstanding common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

                           PRINCIPAL STOCKHOLDERS AND
                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 25, 1997, information regarding beneficial ownership of the Company's common stock by each director and each executive officer and by all directors and executive officers of the Company as a group. As of June 25, 1997, there were no persons known by the Company to own beneficially more than 5% of the Company's common stock.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                            -----------------------
                                                            NUMBER          PERCENT
                                                            -------         -------
            Gary E. Liebl(2)                                 15,500              *
            H.K. Desai(3)                                    67,938            1.2%
            Thomas R. Anderson(4)                            35,516              *
            Mark K. Edwards                                      --              *
            Lawrence F. Fortmuller, Jr.                       1,500              *
            Michael R. Manning(5)                            37,569              *
            David Tovey(6)                                   32,049              *
            James A. Bixby(7)                                12,500              *
            Carol L. Miltner(8)                               5,491              *
            George D. Wells                                   5,500              *
            All Directors and Executive Officers
              as a group (10 Persons)                       213,563            3.6%

---------------

 *  Less than 1% of the outstanding shares of common stock.

(1) Based upon 5,864,070 shares of common stock outstanding, and does not give effect to the issuance of an additional 2,645,000 shares of common stock pursuant to an underwritten public offering consummated on August 13, 1997. Each named person and all directors and executive officers as a group are deemed to be the beneficial owners of shares of common stock that may be acquired within 60 days upon exercise of stock options. Accordingly, the number of shares and percentages set forth next to the name of such person and all directors and executive officers as a group include the shares of common stock issuable upon stock options exercisable within 60 days. However, the shares of common stock so issuable upon such exercise by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(2) Includes 12,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

(3) Includes 60,938 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

(4) Includes 31,016 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

(5) Includes 3,400 shares held for the benefit of Mr. Manning's minor children. Also includes 20,718 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

(6) Includes 23,749 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

(7) Consists entirely of shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

(8) Includes 4,166 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

                                  PROPOSAL ONE

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's directors are to be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Board of Directors proposes the election of five directors at the Meeting. Each of the nominated directors named below was elected as a director of the Company at the Company's 1996 Annual Meeting of Stockholders.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The five nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     The Company's bylaws provide that only persons who are nominated in accordance with specified bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the bylaws. Such nominations must be made by written notice to the Secretary of the Company and must be delivered or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 70 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such public disclosure was first made. The stockholder's notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the bylaws.

     The following table and paragraphs set forth the names of and certain information concerning the nominees for election as directors of the Company:

               NOMINEE(1)                      POSITION(S) WITH THE COMPANY              AGE
        -------------------------    ------------------------------------------------    ---
        Gary E. Liebl(2)             Chairman of the Board of Directors                  55
        H.K. Desai                   President, Chief Executive Officer and Director     51
        James A. Bixby(2)            Director                                            50
        Carol L. Miltner(3)          Director                                            54
        George D. Wells(3)           Director                                            62

---------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the audit committee of the Board of Directors of the Company, currently consisting of Mr. Bixby and Mr. Liebl, neither of whom is an employee of the Company.

(3) Member of the compensation committee of the Board of Directors of the Company, currently consisting of Ms. Miltner and Mr. Wells, neither of whom is an employee of the Company.

     Mr. Liebl has been Chairman of the Board of the Company since QLogic became a separate publicly held corporation in February 1994. Mr. Liebl is a private investor and a business advisor to CEOs and boards of directors and currently serves as a director of Smartflex Systems, Inc., a manufacturing services provider of sophisticated electronic assemblies. Beginning in October 1985, Mr. Liebl held senior management positions, including Chairman of the Board and Chief Executive Officer, at Cipher Data Products, Inc., a manufacturer of tape and optical disk drives to the computer industry, until such corporation was acquired by Archive Corporation in April 1990.

     Mr. Desai joined the Company in August 1995 as President and Chief Technical Officer of QLogic and President of QLogic Foreign Sales Corporation. He was subsequently promoted to President and Chief Executive Officer and became a Director in January 1996. From May 1995 to August 1995, he was Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of disk drives. From July 1990 until May 1995, he served as Director of Engineering, and subsequently Vice President of Engineering at the Company. From 1980 until joining the Company in 1990, Mr. Desai was an Engineering Section Manager at Unisys Corporation, a computer system manufacturer.

     Mr. Bixby became a director of the Company in February 1994. He is Vice President -- Business Development of Rockwell Semiconductor Systems, a producer of high-performance, mixed-signal integrated circuits. Since 1996, Mr. Bixby has been an officer of Rockwell Semiconductor. Previously, Mr. Bixby served as an officer of Brooktree Corporation, most recently as Chairman, President and Chief Executive Officer, from 1983 until its acquisition by Rockwell Semiconductor in 1996. Before joining Brooktree, Mr. Bixby was Director of Engineering at Spin Physics, a division of Eastman Kodak.

     Ms. Miltner became a director of the Company in February 1994. She is President of Miltner & Associates, a management consulting and seminar firm. Ms. Miltner also serves as a director of Multiple Zones International. From December 1993 until March 1995, she served as Executive Vice President of Sales and Marketing of AmeriQuest Technologies, Inc., a subassembler of storage products and distributor of microcomputer products. From July 1991 to December 1993 she was President of Motivation by Miltner, a seminar and consulting business. From April 1989 to July 1991, she was Senior Vice President -- Sales of Merisel, a distributor of microcomputer products. For the previous four years, she was Senior Vice President, Sales of Ingram Micro, Inc., a distributor of computer products.

     Mr. Wells became a director of the Company in February 1994. He also currently serves as a member of the Boards of Directors of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, and Align Rite Corporation, manufacturer of photomasks. He was President and Chief Executive Officer of Exar Corporation, from June 1992 until October 1996. Before joining Exar, he served as President and Chief Operating Officer of LSI Logic Corporation, a manufacturer of HCMOS and BiCMOS application-specific integrated circuits, for seven years.

BOARD MEETINGS AND COMMITTEES

     There were seven meetings of the Board of Directors of the Company during the last fiscal year of the Company. The Board of Directors has established a standing Audit Committee and a Compensation Committee. The Compensation Committee held seven meetings and the Audit Committee held six meetings during the fiscal year ended March 30, 1997. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during such period.

     The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of nonaudit services, fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company.

     The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the QLogic Corporation Stock Awards Plan.

     There is no standing nominating committee or other committee performing a similar function.

COMPENSATION OF DIRECTORS

     Directors' Fees. For service on the Board of Directors, directors who are not employees of the Company receive a quarterly retainer of $4,000 plus $1,000 for each meeting of the Board of Directors in excess of five per year, and reimbursement for travel expenses. The Chairman of the Board of Directors receives an additional fee of $1,000 per quarter. In addition, the chairmen of the audit and compensation committees receive an additional quarterly retainer of $500. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board and committee meetings.

     Stock Options. On January 12, 1994, the Board of Directors of the Company adopted the QLogic Corporation Non-Employee Director Stock Option Plan (the "Director Plan") under which shares of common stock of the Company may be issued pursuant to exercise of stock options granted under the plan to directors who are not employees of the Company or any of its subsidiaries. The Director Plan was approved by Emulex Corporation ("Emulex"), the former parent corporation and sole stockholder of the Company, prior to the distribution of all of the Company's outstanding common stock to the stockholders of Emulex on February 28, 1994 (the "Distribution"). In June 1996, the Board adopted, and in August 1996 the stockholders approved, amendments to the Director Plan to (i) extend the termination date of the plan by five years to December 31, 2001, (ii) increase the number of shares of common stock subject to the Plan by 75,000, (iii) provide for initial grants to new directors of options to purchase 8,000 shares of common stock and (iv) provide for annual grants to each non-employee director (other than the Chairman of the Board) of options to purchase 3,000 shares of common stock, and annual grants to the Chairman of the Board of options to purchase 5,000 shares of common stock. As so amended, a total of 200,000 shares of common stock have been reserved for issuance under the Director Plan. Prior to such amendment, each non-employee director of the Company had received an automatic grant of an option to purchase 12,500 shares of Company common stock upon the date on which such director first became an eligible director.

     Under the terms of the Director Plan, as amended, new directors receive an option grant at fair market value to purchase 8,000 shares of common stock upon election to the Board, non-employee directors (other than the Chairman of the Board) receive annual grants of options to purchase 3,000 shares of common stock, and the Chairman of the Board receives annual grants of options to purchase 5,000 shares of common stock. As of June 25, 1997, 45,834 shares of common stock had been issued upon exercise of stock options granted under the Director Plan, options for a total of 55,666 shares were outstanding and the remaining 98,500 shares were available for grant. All stock options granted under the Director Plan have 10-year terms.

     An option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary.

     Other Compensation. Gary E. Liebl was paid a total of $87,425 for consulting services rendered to the Company at the request of the Board of Directors in fiscal year 1997.

                               EXECUTIVE OFFICERS

     The following table and paragraphs set forth the names of and certain information concerning the executive officers of the Company:

            NAME                           POSITION(S) WITH THE COMPANY               AGE
----------------------------    --------------------------------------------------    ---
H.K. Desai                      President and Chief Executive Officer                 51
Thomas R. Anderson              Vice President and Chief Financial Officer            53
Mark K. Edwards                 Vice President -- Sales and Corporate Marketing       39
Lawrence F. Fortmuller, Jr.     Vice President and General Manager -- Computer        48
                                Systems Group
David Tovey                     Vice President and General Manager -- Peripheral      52
                                Products Group
Michael R. Manning              Secretary and Treasurer                               43

     For information on the business background of Mr. Desai, see "Nomination and Election of Directors" above.

     Mr. Anderson joined the Company in July 1993 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Anderson was Executive Vice President, Chief Operating Officer and Chief Financial Officer of HIARC, a software startup company. From October 1990 to January 1993, he was corporate Senior Vice President and Chief Financial Officer of Distributed Logic Corporation, a manufacturer of tape and disk controllers and computer subsystems. From June 1982 to April 1990, he held various positions with Cipher Data Products, Inc., including corporate Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Before joining Cipher, Mr. Anderson held various financial positions with Dataproducts Corporation, Rockwell International and Arthur Andersen LLP.

     Mr. Edwards joined the Company in October 1996 as Vice President -- Sales and Corporate Marketing. Prior to joining the Company, Mr. Edwards served as Vice President -- Sales and Marketing for the Storage Systems Division of Unisys Corporation, from August 1994 to September 1996, and as Director -- European Channels from August 1993 through August 1994. Prior to joining Unisys, Mr. Edwards served as Regional Sales Manager for Zitel Corporation from April 1991 through August 1993. Prior to joining Zitel, Mr. Edwards held a sales and management position with Digital Equipment Corporation.

     Mr. Fortmuller joined the Company in October 1996 as Vice President and General Manager -- Computer Systems Group. Prior to joining the Company, Mr. Fortmuller held various positions with AST Research, Inc., a manufacturer of microprocessor-based systems, for nine years, including Vice President -- Americas Marketing from September 1995 to October 1996; Vice President and General Manager -- Server Business Unit from August 1994 through September 1995; Director of Product Marketing from 1990 through August 1994; and various product marketing positions. Prior to joining AST Research , Inc., Mr. Fortmuller held various product marketing positions with Data Card Corporation, MSI Data Corporation and Litton Industries, Inc.

     Mr. Manning joined the Company in June 1993 as Treasurer and Secretary. Previously, Mr. Manning held various positions at Emulex, including Senior Director and Treasurer from April 1991 with the additional role of Secretary in 1992. Mr. Manning joined Emulex in July 1983 as Tax Director. Prior to joining Emulex, Mr. Manning was a Tax Manager at KPMG Peat Marwick LLP, independent certified public accountants.

     Mr. Tovey has served as Vice President and General Manager -- Peripheral Products Group since October 1996. From April 1994 to October 1996, Mr. Tovey served as Vice President -- Marketing of the Company. From March 1985 to April 1994, he held various positions in the Disk Products Division of Toshiba America Information Systems, a computer system and disk drive manufacturer, including Director of Technology Planning and Vice President -- HDD Marketing. Prior to 1985, Mr. Tovey held various marketing and sales management positions with Unisys Corporation and engineering positions with Ferranti, Ltd. in the U.K.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth compensation received for the three fiscal years ended March 30, 1997 by the Company's Chief Executive Officer and each other executive officer of the Company whose aggregate cash compensation for 1997 for services rendered to the Company in all capacities exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                   -------------------------------------   ------------------------------
                                                              OTHER            STOCK
        NAME AND                                             ANNUAL           OPTION         ALL OTHER
   PRINCIPAL POSITION      YEAR     SALARY      BONUS    COMPENSATION(1)     GRANTS(2)    COMPENSATION(3)
-------------------------  -----   ---------   --------  ---------------   -------------  ---------------
H.K. Desai                  1997    $242,505    140,000        -0-           10,000 shs.      $ 7,462
  President and CEO(4)      1996     167,009     82,500        -0-          120,000 shs.        5,686
                            1995     139,534     41,500        -0-           15,000 shs.        3,160

Thomas R. Anderson          1997     151,418     57,000        -0-            5,000 shs.        5,044
  V.P. and Chief            1996     147,424     35,000        -0-            6,250 shs.        4,801
  Financial Officer         1995     144,544     31,500        -0-           10,000 shs.        4,625

Mark K. Edwards             1997      70,709     35,000        -0-           40,000 shs.          273
  V.P. -- Sales and
  Corporate Marketing(5)

Michael R. Manning          1997     134,839     35,000        -0-            5,000 shs.        4,363
  Treasurer and             1996     123,221     23,000        -0-            6,500 shs.        4,028
  Secretary                 1995     129,664     19,000        -0-            7,000 shs.        4,233

David Tovey                 1997     150,767     55,000        -0-           15,000 shs.        4,394
  V.P. and General          1996     144,777     35,000        -0-            5,000 shs.        3,254
  Manager -- Peripheral     1995     139,534     41,500        -0-           25,000 shs.        3,160
  Products Group

---------------

(1) Perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10% of the total of annual salary and bonus reported in this table for such person.

(2) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan.

(3) This column includes the Company's matching contributions to the QLogic Corporation Retirement Savings Plan and group term life insurance premiums paid with respect to the named executive.

(4) Mr. Desai served as the Company's Vice President of Engineering from February 1994, when the Company became a separate publicly held corporation, until his resignation on May 1, 1995. He was rehired on August 4, 1995 as President and Chief Technical Officer. Mr. Desai was subsequently appointed as the Company's President and Chief Executive Officer effective January 25, 1996.

(5) Mr. Edwards joined the Company as Vice President -- Sales and Corporate Marketing on October 1, 1996 at an annual base salary of $145,000.

KEY EMPLOYEE RETENTION AGREEMENT

     The Company has previously entered into an agreement with Mr. Desai under which Mr. Desai would be entitled to receive the following payments and benefits in the event of termination of his employment by the Company without cause or by Mr. Desai because of a demotion within two years after a change in control of the Company: (i) a severance payment equal to the present value of two times the sum of Mr. Desai's annual salary plus the highest annual average of any two of his last three annual bonuses; (ii) continuation for two years following termination of employment of his health, life insurance, disability income, tax assistance, and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of vesting of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon the change in control of the Company and full acceleration of vesting of such exercise right in the event of termination of his employment without cause or because of a demotion as aforesaid within two years after the change in control.

OPTION GRANTS DURING FISCAL 1997

     The following table sets forth information on grants of stock options pursuant to the QLogic Corporation Stock Awards Plan during the fiscal year ended March 30, 1997, to the Named Officers:

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                            POTENTIAL
                                                  INDIVIDUAL GRANTS                         REALIZABLE
                                 ---------------------------------------------------     VALUE AT ASSUMED
                                               % OF TOTAL                                ANNUAL RATES OF
                                 NUMBER OF      OPTIONS                                    STOCK PRICE
                                 SECURITIES    GRANTED TO                                APPRECIATION FOR
                                 UNDERLYING    EMPLOYEES     EXERCISE                   OPTION TERM($)(4)
                                  OPTIONS      IN FISCAL       PRICE      EXPIRATION    ------------------
             NAME                GRANTED(1)     YEAR(2)      ($/SHARE)     DATE(3)        5%         10%
-------------------------------  ----------    ----------    ---------    ----------    -------    -------
H.K. Desai                         10,000          3.23         9.875         7/1/06     62,103    157,382
Thomas R. Anderson                  5,000          1.62         9.875         7/1/06     31,052     78,691
Mark K. Edwards                    40,000         12.93        12.875        9/30/06    323,881    820,777
Michael R. Manning                  5,000          1.62         9.875         7/1/06     31,052     78,691
David Tovey                        10,000          3.23        16.375       10/25/06    102,981    260,975
                                    5,000          1.62         9.875         7/1/06     31,052     78,691

---------------

(1) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 6.25% of the option shares each three month interval thereafter.

(2) Options to purchase an aggregate of 309,410 shares of common stock were granted to employees, including the Named Officers, during the fiscal year ended March 30, 1997.

(3) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not necessarily reflect management's estimate or projection of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

OPTION EXERCISES IN FISCAL 1997 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1997 by the Named Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES       VALUE        AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                                 ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME                 EXERCISE      ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------   --------   -----------   -------------   -----------   -------------
H.K. Desai                             --           --       43,126         86,874        675,954       1,302,797
Thomas R. Anderson                     --           --       26,485         14,765        371,035         202,740
Mark K. Edwards                        --           --           --         40,000             --         315,000
Michael R. Manning                  2,750       40,500       18,218         11,282        218,076         152,262
David Tovey                            --           --       18,749         26,251        293,930         337,320

---------------

(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of "in-the-money" options. The closing sale price for the Company's common stock as of March 30, 1997 on the Nasdaq National Market was $20.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current Compensation Committee of the Company consists of Mr. Wells and Ms. Miltner, neither of whom is now, or was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal year 1997, no executive officer of the Company served as a member of the Compensation Committee or as a director of any entity whose executive officers served on either the Compensation Committee or the Board of Directors of the Company.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee reviews the performance of the executives of the Company. It makes recommendations to the Board of Directors as to the compensation of the Chief Executive Officer of the Company and reviews and determines the compensation programs for other key employees, including salary and cash incentive payment levels and stock awards under the QLogic Corporation Stock Awards Plan.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executives who contribute to the Company's success, to provide economic incentives for executives to achieve the Company's business objectives by linking the executives' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives.

     In carrying out these objectives, the Compensation Committee considers a number of factors which include the level and types of compensation paid to executives in similar positions by comparable companies. Some, but not all, of the comparable companies are included in the Stockholder Return Performance Graph set forth immediately following this Report of the Compensation Committee. In addition, the Compensation

Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company's goals.

     Section 162(m) of the Internal Revenue Code establishes a limitation on the deductibility of compensation payable in any particular tax year to the Chief Executive Officer and the four most highly compensated other executive officers. The Company has not paid, and does not foresee any payment authorized in fiscal 1997 of, any compensation that would be non-deductible under Section 162(m).

     Components of Compensation. Executives' salaries are established in relation to a range of salaries for comparable positions among a peer group of other technology companies of comparable size and complexity. The Company seeks to pay its executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In general, the Company attempts to set executive compensation that equals or exceeds the 50th percentile of salaries paid to executives of the Company's peer group of corporations. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executives' performance of their individual responsibilities.

     Executives' annual cash incentive payments are used to provide executives with financial incentives to meet annual performance targets of the Company. Performance targets and cash incentive payment recommendations for executives other than principal executives are proposed by the management of the Company's principal operating divisions, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and cash incentive payment recommendations for the principal executives of the Company are recommended by the Compensation Committee and approved by the Board.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and align the interests of executives with the stockholders. Upon hiring executives, the Compensation Committee typically recommends stock option or stock awards grants to the officers under the QLogic Corporation Stock Awards Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the QLogic Corporation Stock Awards Plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with the Company. Stock options and awards generally have value only if the price of the Company's common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other technology companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer of the Company, as well as other executives of the Company annually. H.K. Desai was appointed as the Company's President and Chief Executive Officer effective January 25, 1996, after serving as President and Chief Technical Officer from August 4, 1995. As the principal executive officer of the Company, Mr. Desai's compensation was determined based on a consideration of the various factors discussed above, including the performance of the Company, the individual performance of Mr. Desai, a review of the compensation packages of executives in technology companies similar in size and complexity to the Company, and Mr. Desai's performance compared to various objective and subjective goals established by the Board of Directors. It is the practice of the Board of Directors to set performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive's performance as measured against such objectives.

                                          Respectfully submitted,
                                          Compensation Committee:

                                          George D. Wells
                                          Carol L. Miltner

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Index for the period beginning February 28, 1994 and ended March 30, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
          QLOGIC CORPORATION COMMON STOCK, NASDAQ COMPOSITE INDEX AND
                             NASDAQ COMPUTER INDEX

                                COMPARISON GRAPH

MEASUREMENT PERIOD                 QLOGIC         NASDAQ          NASDAQ
(FISCAL YEAR COVERED)            CORPORATION     COMPOSITE    COMPUTER INDEX
FEB 94                            100.00          100.00          100.00
MAR 94                            103.85           93.81           94.48
MAR 95                             73.08          103.12          122.65
MAR 96                            134.62          138.98          174.31
MAR 97                            319.24          157.67          229.33

---------------

* Assumes that the value of the investment in the Company's common stock and each index was $100 on February 28, 1994, and reinvestment of dividends.

                                  PROPOSAL TWO

                       AMENDMENT OF THE STOCK AWARDS PLAN

     At the Annual Meeting, the stockholders of the Company will be asked to approve amendments to the QLogic Corporation Stock Awards Plan (the "Awards Plan") to (a) increase the maximum number of shares of common stock of the Company available for awards granted under the Awards Plan and (b) establish limits on the number of derivative securities and shares of common stock that may be granted to any one participant during a specified period of time.

     In January 1994, the Company's Board of Directors adopted the Awards Plan and the Awards Plan was approved by the Company's then sole stockholder. In June 1995 the Board of Directors amended the Awards Plan to increase the maximum number of shares of common stock available for awards granted under the Awards Plan from 1,100,000 shares to 1,350,000 shares, and the stockholders approved this amendment at the Annual Meeting held in August 1995.

THE AMENDMENTS

     On August 1, 1997, the Board of Directors amended the Awards Plan to further increase the maximum number of such shares by 375,000, from 1,350,000 shares to 1,725,000 shares, subject to stockholder approval. On August 11, 1997, the Board of Directors also approved, subject to stockholder approval, an additional amendment to establish 500,000 shares as the maximum number of derivative securities and shares of common stock that may be granted to any one participant in any calendar year.

PURPOSE OF THE AWARDS PLAN

     The purpose of the Awards Plan is to advance the interests of the Company by encouraging employees who will largely be responsible for the long-term success and development of the Company to acquire and retain an ownership interest in the Company. The Awards Plan is also intended to provide flexibility to the Company in attracting and retaining key employees and stimulating their efforts on behalf of the Company. The Awards Plan is designed to provide a competitive and balanced incentive and reward program for participants.

REASONS FOR AMENDMENT OF THE AWARDS PLAN

     The amendment to the Awards Plan to increase the number of shares available thereunder was adopted by the Board and is recommended for approval by the Company's stockholders because, due to overall revenue growth, the number of employees eligible to participate in the Awards Plan has increased substantially. The Board believes that option grants or other awards under the Awards Plan play an important role in the Company's ability to attract, motivate and retain employees of outstanding ability and to reward employees for outstanding performance; if the Company were unable to grant additional options under the Awards Plan, the Company's future hiring, promotion and operating plans could be negatively impacted.

     The amendment to establish a limit on the amount of awards an individual may receive during a specified period of time was adopted in order to ensure that the Awards Plan is not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally limits the corporate income tax deduction to $1,000,000 in any tax year for compensation paid to each of the then Chief Executive Officer and the four highest paid other executive officers. This rule generally applies to all deductible compensation including the deduction arising from the exercise of nonqualified stock options, disqualifying dispositions (described below) of stock received on exercise of an incentive stock option, and the granting or vesting of restricted stock. However, Section 162(m) will not apply to deductible compensation, if any, attributable to stock options or restricted stock if, among other things, the Awards Plan states the maximum number of shares that may be granted to any one employee during a specified period of time, and such limitation is disclosed to and approved by the stockholders. While the Company has not, nor does it currently anticipate that its executive officers will be, granted awards in any calendar year approaching the 500,000 share limit adopted by the Board, the Board of Directors believes that the Awards Plan and its administration should satisfy the applicable provisions of Section 162(m) in order to exclude the deductible compensation attributable to stock options and restricted stock from the deduction limitation. Upon approval by the stockholders of the foregoing amendment to the Awards Plan, the Company believes that the stockholder approval requirements of
Section 162(m) should be satisfied.

DESCRIPTION OF THE AWARDS PLAN

     Awards under the Awards Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards. As of August 8, 1997, stock options were outstanding under the Awards Plan in respect of an aggregate of 822,754 shares; and an aggregate of 242,074 shares were available for future grants of options or other awards.

     The principal features of the Awards Plan are summarized below, but the summary is qualified in its entirety by reference to the Awards Plan itself. Copies of the Awards Plan and of the proposed amendments will be available at the Annual Meeting and can be obtained by writing to the Corporate Secretary, QLogic Corporation, 3545 Harbor Boulevard, Costa Mesa, California 92626.

     Eligibility. Employees of the Company and its subsidiaries, if any, as selected by the Plan Administrator (defined below), are eligible to receive awards under the Awards Plan. As of August 8, 1997, approximately 203 employees were eligible to receive awards under the Awards Plan.

     Administration. The Awards Plan is administered by the Plan Administrator, which has broad discretion in determining the type and specific terms and provisions of the various awards described below. The Awards Plan provides that the Plan Administrator will be the Board of Directors of the Company, if all members of the Board are "disinterested persons," within the meaning of SEC regulations, who are ineligible to receive awards under the Awards Plan. Alternatively, the Board may delegate this function to the Compensation Committee, or to any other committee appointed by the Board that includes two or more directors of the Company who are "disinterested persons." The Awards Plan is currently administered by the Compensation Committee.

     Stock Option Awards. The Awards Plan permits the Plan Administrator to grant nontransferable stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs") and stock options that do not so qualify ("NSOs"). All ISO awards under the Awards Plan must have an exercise price that is equal to at least 100% of the fair market value of the shares to which the options relate as of the option grant date, and ISOs granted to any employee possessing more than 10% of the combined voting power of all classes of stock of the Company or its subsidiaries must be granted at 110% of fair market value as of the option grant date. Optionees under the Awards Plan may exercise their options by paying cash, by using the cashless exercise procedure allowed under Federal Reserve Regulation T or by tendering shares of the Company's common stock that they already own. Upon a change of control of the Company (described below), any outstanding options will become fully vested and immediately exercisable.

     Stock Appreciation Rights. The Awards Plan authorizes the Plan Administrator to grant stock appreciation rights ("SARs") and to determine the form of payment therefor. An SAR entitles the recipient to receive an amount in cash or shares of the Company's common stock, or a combination thereof, having a value equal to the excess of the fair market value of a share on the date of exercise over a specified price fixed by the Plan Administrator multiplied by the number of shares with respect to which the holder is exercising SARs. SARs may be granted in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR will be the option price of the related option. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent that related option is exercised, the tandem SAR will be cancelled. ISOs and options which are not ISOs may provide that in connection with exercises thereof, the holders will receive cash payments in amounts necessary to reimburse holders for their income tax liability resulting from such exercise in the payment made pursuant to this provision.

     Restricted Stock Awards. The Awards Plan also permits the Plan Administrator to grant shares of common stock to a participant subject to the terms and conditions imposed by the Plan Administrator

("Restricted Stock"). Each certificate for Restricted Stock will be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. There will be established for each Restricted Stock award a restriction period (the "Restriction Period") determined by the Plan Administrator during which shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Except for such restrictions on transfer and such other restrictions as the Plan Administrator may impose, the participant will have all the rights of a holder of common stock as to such Restricted Stock.

     The Plan Administrator may permit or require the payment of cash dividends to be deferred and, if it so determines, reinvested in additional Restricted Stock or otherwise invested. At the expiration of the Restriction Period, the Company will redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited. Except as may be provided at the time of grant or otherwise, upon a termination of employment for any reason during the Restriction Period all shares still subject to restriction shall be forfeited by the participant.

     Unrestricted Stock. In addition to Restricted Stock awards, the Plan Administrator may grant or sell to any participant shares of common stock free of restrictions under the Awards Plan ("Unrestricted Stock"). Any purchase of Unrestricted Stock by a recipient must take place within 60 days after the grant of the right to purchase such shares. Notwithstanding the foregoing, any shares of Unrestricted Stock granted to a participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") may not be sold or otherwise disposed of for value for a period of six months from the date of grant.

     Deferred Stock Awards. The Awards Plan also permits the Plan Administrator to make a Deferred Stock award. A Deferred Stock award is an award entitling the recipient to acquire shares of common stock without payment in one or more installments at a future date or dates, as determined in the Plan Administrator's discretion. The Plan Administrator may condition such acquisition on the attainment of specified performance goals or on such other factors or criteria as the Plan Administrator may deem appropriate.

     The deferral period will be determined by the Plan Administrator and set forth in a Deferred Stock award agreement executed between the Company and the participant. Subject to the Plan Administrator's approval, a participant may elect to further defer receipt of the common stock payable under a Deferred Stock award for a specified period, provided such election is made at least twelve months prior to the completion of the deferral period specified in the Deferred Stock award agreement.

     Performance Unit Awards. The Awards Plan permits the Plan Administrator to make awards entitling the recipient to acquire cash or shares of common stock, or a combination of cash and common stock, upon the attainment of specified performance goals established by the Plan Administrator at the date of grant. The performance goals may relate to objectives relating to the Company or the individual participant. Performance goals may vary from participant to participant and between groups of participants as determined by the Plan Administrator. Performance units may be awarded independent of or in combination with the grant of any other award under the Awards Plan. The specific terms of the performance unit award, the performance periods, goals and payment terms shall be set forth in the terms of an award agreement prepared by the Plan Administrator and executed between the Company and the participant.

     Other Stock-Based Awards. Under the Awards Plan, in addition to the types of awards described above, participants may be awarded other stock-based awards under which common stock is or may in the future be acquired. Such awards may include, without limitation, debt securities convertible into or exchangeable for shares of common stock. Awards will be granted upon such conditions, including attainment of performance goals, as the Plan Administrator may determine at the time of grant. However, no other stock-based award will be exercisable in whole or in part during the first six months following the date of grant or, if shares of common stock are awarded to a participant on the date of grant, such stock shall be subject to restrictions against transfer for a minimum of six months. In addition, no convertible or exchangeable debt may be issued unless the Plan Administrator provides a means of avoiding any right of the holders of such debt to prevent a corporate transaction by reason of covenants in such debt. The Plan Administrator has discretion to determine the consideration, if any, payable upon the issuance or exercise of any other stock-based award, the conditions under which any such award could be forfeited, or other terms and conditions which are to be specified in any award agreement entered into between the Company and the participant.

     Change of Control. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options or other award rights theretofore granted under the Awards Plan shall be deemed cancelled unless the surviving corporation in any such transaction elects to assume such award rights or to substitute other award rights therefor; provided, however, if such award rights would otherwise be cancelled in accordance with the foregoing, the award recipient will have the right, exercisable during a ten-day period ending on the fifth day prior to such transaction, to exercise the award rights without regard to any restrictions on exercisability.

     Amendment, Modification and Termination. The Awards Plan will terminate on the earliest to occur of the date when all shares of common stock available under the Awards Plan have been acquired through the exercise of awards and the payment of benefits in connection with awards under the Awards Plan, February 28, 2004, or such earlier date as the Board of Directors may determine. The Board of Directors may amend, modify or terminate the Awards Plan, but may not without the approval of stockholders make any amendments which would (i) materially increase the benefits accruing to participants under the Awards Plan,
(ii) increase the total number of shares which may be issued under the Awards Plan or (iii) materially modify the class of employees eligible to participate in the Awards Plan. No amendment of the Awards Plan will impair the rights of any participant without such participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of participation in the Awards Plan. Such summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Awards Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Options. No taxable income will be recognized by an optionee under the Awards Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option and the subsequent disposition of the shares acquired also may result in items of "tax preference" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at such time equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of that taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is one year). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     Under the Awards Plan the Plan Administrator may permit an optionee to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for long-term capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for long-term capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period.

     Restricted Stock. The receipt of Restricted Stock will not result in a taxable event to the Participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than thirty (30) days after the date of transfer.

     If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.

AWARDS OUTSTANDING UNDER THE AWARDS PLAN

     As of August 8, 1997, awards in the form of options were outstanding under the Awards Plan held by approximately 207 persons to purchase an aggregate of 822,754 shares of common stock at an average exercise price of $10.99 per share, and 617,074 shares (including those contemplated by the subject amendment) were available for future grants of options under the Awards Plan. Grants under the Awards Plan in fiscal 1997 to the Chief Executive Officer and certain other executive officers are set forth above in the table entitled "Option Grants During Fiscal 1997." As of August 8, 1997, stock options under the Awards Plan were held by the following persons: H.K. Desai -- 145,000 shares; Thomas R. Anderson -- 41,250 shares; Mark K. Edwards -- 40,000 shares; Michael R.
Manning -- 32,000 shares; David Tovey -- 45,000 shares; all current executive officers as a group (six persons) -- 343,250 shares; all employees as a group (excluding current executive officers) (approximately 201 persons) -- 479,504 shares. Current directors or nominees for director who are not employees of the Company have not been granted any options under the Awards Plan. In addition, no associate of any current director, nominee for director or executive officer has been granted any options under the Awards Plan. As of August 8, 1997, options were the only type of award that had been granted under the Awards Plan.

     The market value of the Company's common stock on August 8, 1997 was $30.25 per share.

VOTE REQUIRED FOR APPROVAL OF AMENDMENTS OF THE AWARDS PLAN

     Approval of this Proposal 2 to amend the Awards Plan to increase the authorized number of shares thereunder by 375,000 and to establish 500,000 shares as the maximum number of shares underlying awards that a participant may be issued in any calendar year requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Meeting. If the proposal to approve such amendments is not approved by the stockholders, the Awards Plan, as previously approved, will continue in effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE AWARDS PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER AND TO ESTABLISH A MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED TO A PARTICIPANT DURING A CALENDAR YEAR.

                                 PROPOSAL THREE

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG Peat Marwick LLP serves the Company as its independent public accountants at the direction of the Board of Directors of the Company and has served in such capacity since the Company's inception. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1998. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the affirmative vote of a majority of the shares represented and voting at the Meeting.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's most recent fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 1998 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than April 22, 1998 for inclusion in next year's proxy statement and proxy card. In addition, the Company's Bylaws provide that a stockholder's notice must be received by the Company not less than 60 nor more than 90 days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure of the date of the annual meeting is made less than 70 days prior to the date of such meeting, proposals must be received not later than the close of business on the tenth day following the day on which such public disclosure was first made.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the fiscal year ended March 30, 1997, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail within one business day of receipt of request without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, QLogic Corporation, 3545 Harbor Boulevard, Costa Mesa, California 92626. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Manning
                                          Secretary
Costa Mesa, California
August 20, 1997

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                                                                     PROXY

                               QLOGIC CORPORATION

             3545 HARBOR BOULEVARD -- COSTA MESA, CALIFORNIA 92626 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Gary E. Liebl and George D. Wells as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of QLogic Corporation held of record by the undersigned on August 8, 1997, at the Annual Meeting of Stockholders to be held on September 23, 1997, or any adjournment thereof.

          PLEASE READ, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverser side.)

                               QLOGIC CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. //

                                                        For All
1. ELECTION OF DIRECTORS                 For  Withheld   Except     2. APPROVAL OF AMENDMENTS TO STOCK       For  Against  Abstain
   FOR ALL EXCEPT NOMINEES CROSSED OUT.   //     //       //           AWARDS PLAN TO INCREASE NUMBER         //     //       //
   Gary E. Liebl        Carol L. Mitner                                OF SHARES AVAILABLE THEREUNDER
   George D. Wells      James A. Bixby                                 AND TO ESTABLISH LIMITS ON AWARDS
   H. K. Desai                                                         TO ANY ONE INDIVIDUAL DURING A
                                                                       CALENDAR YEAR
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR               3. RATIFICATION OF SELECTION OF         For  Against  Abstain
PROPOSALS 1, 2 AND 3.                                                  INDEPENDENT PUBLIC ACCOUNTANTS        //     //       //

                                                                    4. In their discretion, the Proxies are authorized
                                                                       to vote upon such other business as may
                                                                       properly come before the meeting.



Please sign exactly as name appears below. When shares are held by joint tenant, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                                                Dated: ____________________________________, 1997


                                                                                __________________________________________________
                                                                                Signature